EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) related to the Prime Group Realty Trust Share Incentive Plan of Prime Group Realty Trust of our reports dated March 27, 1998 with respect to the consolidated financial statements of Prime Group Realty Trust and combined financial statements of the Predecessor Properties, dated August 20, 1997 with respect to the combined statement of revenue and certain expenses of the Prime Industrial Contribution Properties, the combined statement of revenue and certain expenses of the IBD Properties, the combined statement of revenue and certain expenses of Salt Creek Office Center, and the statement of revenue and certain expenses of Citibank Office Plaza, dated October 10, 1997 with respect to the combined statement of revenue and certain expenses of NAC Properties, the statement of revenue and certain expenses of 280 Shuman Boulevard and the statement of revenue and certain expenses of 475 Superior, dated December 5, 1997 with respect to the statement of revenue and certain expenses of Continental Office Towers, dated December 2, 1997 with respect to the statement of revenue and certain expenses of 180 North LaSalle Street, dated December 4, 1997 with respect to the statement of revenue and certain expenses of 2675 Mayfair, dated November 24, 1997 with respect to the statement of revenue and certain expenses of 33 North Dearborn, dated December 20, 1997 with respect to the statement of revenue and certain expenses of Commerce Point, dated January 30, 1998 with respect to the statement of revenue and certain expenses of 208 South LaSalle Street and the statement of revenue and certain expenses of 122 South Michigan Avenue, dated April 16, 1998 with respect to the statement of revenue and certain expenses of 6400 Shafer Court, dated April 23, 1998 with respect to the statement of revenue and certain expenses of Two Century Centre and dated May 29, 1998 with respect to the statement of revenue and certain expenses of Oak Brook Business Center included in the Prospectus of Prime Group Realty Trust (File No. 333-51599) filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Chicago, Illinois
September 30, 1998